================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported)
                      January 24, 2000 (January 7, 2000)


                        APPLIED VOICE RECOGNITION, INC.
       (Exact name of small business issuer as specified in its charter)



      DELAWARE                     0-23607                  76-0513154
(State of Incorporation)   (Commission File Number)       (IRS Employer
                                                        Identification No.)



                        1717 ST. JAMES PLACE, SUITE 242
                             HOUSTON, TEXAS  77056
             (Address of Registrant's principal executive offices)

                                 (713) 621-3131
              (Registrant's telephone number, including area code)



                         4615 POST OAK PLACE, SUITE 111
                             HOUSTON, TEXAS  77027
         (Former name or former address, if changed since last report)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to an Asset Purchase Agreement dated January 7, 2000 and effective as of December 31, 1999, Applied Voice Recognition, Inc. dba e-DOCS.net, (the "Company") sold the net assets and contracts of its medical transcription service operations based in New York, New Jersey, Houston, Texas and Manila the Philippines for approximately $8.5 million to Lonestar Medical Transcription USA, Inc. ("Lonestar"), a Delaware corporation and a wholly-owned subsidiary of L&H Investment Co., N.V., a Belgium company ("LHIC"), and to LHIC, who was a preferred stockholder in the Company prior to the consummation of this transaction. Additionally, Lonestar and LHIC will obtain non-exclusive rights to the Company's VoiceCommander 99 code.

     The $8.8 million purchase price consists of the forgiveness of a $2.0 million promissory note, plus accrued interest, held by Lernout & Hauspie Speech Products, N.V., a Belgium company and an affliate of LHIC ("LHSP"), the forgiveness of a $1.5 million promissory note, plus accrued interest, held by LHIC, and the retirement of $5.0 million in Series D Preferred Stock held by LHIC. The Company will also convert warrants held by LHIC to purchase approximately 3.5 million shares of the Company's common stock at $1.25 per share into warrants to purchase 800,000 shares of the Company's common stock at $0.37 per share. The LHSP promissory note, the LHIC promissory note and the Series D Preferred Stock were convertible into 5,405,405, 4,054,054 and 13,513,513 shares of the Company's common stock, respectively. The Company currently has 16,746,875 shares of common stock outstanding. The disposition removes substantial indebtedness from the Company and potential dilution to the Company's common stockholders.

     In addition to the purchase price, Lonestar agreed to assume certain employment contracts including those of Eric A. Black, President and Chief Executive Officer of e-DOCS.net, and Richard A. Cabrera, Chief Financial Officer and Secretary of e-DOCS.net. Mr. Black and Mr. Cabrera resigned their positions at the Company, effective as of the close of this transaction. The Company agreed to release Mr. Black and Mr. Cabrera from the non-compete clauses of their employment contracts and anticipates that Mr. Black and Mr. Cabrera will continue their employment with Lonestar.

ITEM 5.   OTHER EVENTS

     In a Letter Agreement dated January 7, 2000 (the "Letter
Agreement"), the Company agreed with the holders of the Company's Series A, Series C and Series E Preferred Stock to exchange their shares of preferred stock for shares of Series G Preferred Stock subject to the execution of Stock Exchange Agreements by all parties based on the primary terms set forth in the Letter Agreement. Those terms include the Series G Preferred Stock having a reduced conversion price with a mandatory conversion provision that requires the Series G shares to be converted into common stock of the Company, par value $.001 per share (the "Common Stock"), within seven days of their issuance. The effective result will be the resetting of the conversion price for the Series A, Series C and Series E Preferred Stock from $1.48, $1.00 and $1.00, respectively, to $.30, followed by the prompt conversion of the preferred stock into Common Stock. The stock exchange, when consummated, will help to clean up the Company's capital structure with the intent of improving the Company's ability to obtain future financing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  PRO FORMA FINANCIAL INFORMATION

                               EXPLANATORY NOTE

        On January 7, 2000, Applied Voice Recognition, Inc. (the "Company") sold the net assets and contracts of certain of its Medical Transcription Service operations. The following Pro Forma Financial Statements present the financial position of the Company and the results of its operations as if the sale of its Medical Transcription Service operations had occurred on January 1, 1999. The Company did not Pro-Forma and Present the 1998 financial position of the Company on the results of its operations as the majority of the assets sold were acquired by the Company in 1999.


                                                                                         PAGE
                                                                                         ----
  1.  Applied Voice Recognition, Inc. Unaudited Condensed Consolidated Pro Forma
      Balance Sheet as of November 30, 1999.........................................      F-1

  2.  Applied Voice Recognition, Inc. Unaudited Condensed Consolidated Pro Forma
      Statement of Operations for the Eleven Months Ended November 30, 1999.........      F-2

  3.  Applied Voice Recognition, Inc. Notes to Unaudited Consolidated Pro Forma
      Financial Statements..........................................................      F-3

(c)  EXHIBITS

Exhibit 2.1     Asset Purchase Agreement dated January 7, 2000

Exhibit 99.1 Press Release of Applied Voice Recognition, Inc. dated Jaunary 11, 2000



                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 24, 2000

                                                 Applied Voice Recognition, Inc.


                                                 By:  /s/ Timothy J. Connolly
                                                      ------------------------
                                                 Timothy J. Connolly,
                                                 Chairman of the Board

                APPLIED VOICE RECOGNITION, INC. AND SUBSIDIARIES
                                 DBA E-DOCS.NET
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  (UNAUDITED)


                                                                                            NOVEMBER 30, 1999
                                                                    --------------------------------------------------------
                       ASSETS                                          AS REPORTED        ADJUSTMENTS            PRO FORMA
                                                                    ----------------   ----------------       --------------
Current Assets
    Cash and cash equivalents.....................................   $    686,699        $   734,888 (a)        $  1,421,587
    Accounts receivable, net......................................      1,375,825           (734,888)(a)             640,937
    Other current assets..........................................        154,369                  -                 154,369
                                                                     ------------        -----------            ------------
        TOTAL CURRENT ASSETS......................................      2,216,893                  -               2,216,893
Prepaid licenses..................................................      1,300,000                  -               1,300,000
Property and equipment, net.......................................      1,799,396           (950,591)(b)             848,805
Goodwill, net.....................................................      1,467,917           (959,925)(c)             507,992
Intangible and other assets.......................................      1,707,753           (917,570)(c)             790,183
                                                                     ------------        -----------            ------------
        TOTAL ASSETS..............................................   $  8,491,959        $(2,828,086)           $  5,663,873
                                                                     ============        ===========            ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Trade payables and accruals...................................   $  1,036,074        $  (167,518)(d)        $    868,556
    Notes payable.................................................        312,716                  -                 312,716
    Current portion of long-term debt.............................      3,614,275         (3,500,000)(e)             114,275
    Obligations payable in common stock...........................        636,357           (306,962)(f)             329,395
    Current portion of preferred stock obligations................      1,126,406                  -               1,126,406
    Other current liabilities.....................................        275,233                  -                 275,233
                                                                     ------------        -----------            ------------
        TOTAL CURRENT LIABILITIES.................................      7,001,061         (3,974,480)              3,026,581

Preferred stock obligations.......................................        656,404                  -                 656,404
Long-term debt, net of current portion............................        415,347                  -                 415,347
                                                                     ------------        -----------            ------------
        TOTAL LIABILITIES.........................................      8,072,812         (3,974,480)              4,098,332


COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
    Preferred stock, $.10 par value, 2,000,000
      shares authorized
       Series A - 186,000 shares issued and outstanding...........      1,488,000         (1,488,000)(g)                   -
       Series B - 2,285 and 1,680 shares issued and outstanding...      1,843,345                  -               1,843,345
       Series C - 153,538 shares issued and outstanding...........      1,129,108         (1,129,108)(g)                   -
       Series D - 3,000 and 5,000 shares issued and outstanding...      3,940,000         (3,940,000)(h)                   -
       Series E - none and 2,000 shares issued and outstanding....      1,896,000         (1,896,000)(g)                   -
    Common stock, $.001 par, 50,000,000 shares
      authorized, 16,040,994 and 16,746,875 issued
      and outstanding.............................................         16,747             17,046 (g)              33,793
    Additional paid in capital....................................      9,971,079          4,325,645 (g,h,i)      14,296,724
    Warrants......................................................      2,420,244         (1,156,710)(i)           1,263,534
    Accumulated deficit...........................................    (22,285,376)         6,413,521 (j)         (15,871,855)
        TOTAL STOCKHOLDERS' EQUITY................................        419,147          1,146,394               1,565,541
                                                                     ------------        -----------            ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................   $  8,491,959        $(2,828,086)           $  5,663,873
                                                                     ============        ===========            ============


      See Notes to Unaudited Consolidated Pro Forma Financial Statements.

                APPLIED VOICE RECOGNITION, INC. AND SUBSIDIARIES
                                 DBA E-DOCS.NET
           CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                                  (unaudited)



                                                                           ELEVEN MONTHS ENDED NOVEMBER 30, 1999
                                                               -------------------------------------------------------------
                                                                AS REPORTED            ADJUSTMENTS               PRO FORMA
                                                               -------------         ---------------           -------------
Revenue:
    Medical Transcription..................................      $ 4,335,596            $(2,157,766)(k)        $ 2,177,830
    Consulting, hardware, software and
      related..............................................          444,310                      -                444,310
                                                                 -----------            -----------            -----------
         TOTAL REVENUE.....................................        4,779,906             (2,157,766)             2,622,140
Cost of Sales:
    Medical Transcription..................................        3,154,342             (1,392,128)(k)          1,762,214
    Consulting, hardware, software and
      related..............................................          102,037                      -                102,037
                                                                 -----------            -----------            -----------
         GROSS MARGIN......................................        1,523,527               (765,638)               757,889
OPERATING EXPENSES:
    Marketing and sales....................................          459,298               (201,093)(k)            258,205
    General and administrative.............................        6,441,293             (1,943,955)(k)          4,497,338
    Research and development...............................          672,617               (538,310)(k)            134,307
                                                                 -----------            -----------            -----------
         OPERATING LOSS....................................       (6,049,681)            (1,917,720)            (4,131,961)
OTHER INCOME (EXPENSE):
    Interest income........................................           35,033                      -                 35,033
    Interest expense.......................................         (717,474)               551,820 (l)           (165,654)
    Other, net.............................................          (96,489)               (10,555)(m)           (107,044)
                                                                 -----------            -----------            -----------
         TOTAL OTHER INCOME (EXPENSE)......................         (778,930)               541,265               (237,665)
                                                                 -----------            -----------            -----------
NET LOSS...................................................      $(6,828,611)           $ 2,458,985            $(4,369,626)
                                                                 ===========            ===========            ===========
PREFERRED STOCK DIVIDENDS..................................          607,049               (306,962)(n)            300,087
                                                                 -----------            -----------            -----------
NET LOSS TO COMMON STOCKHOLDERS............................      $(7,435,660)           $ 2,765,947            $(4,669,714)
                                                                 ===========            ===========            ===========
NET LOSS PER COMMON SHARE - BASIC AND DILUTED..............      $     (0.45)                                  $     (0.14)
                                                                 ===========                                   ===========
SHARES USED IN COMPUTING NET LOSS PER COMMON
 SHARE - BASIC AND DILUTED.................................       16,443,763            17,045,918(o)           33,489,681
                                                                 ===========            ===========            ===========

      See Notes to Unaudited Consolidated Pro Forma Financial Statements.

                APPLIED VOICE RECOGNITION, INC. AND SUBSIDIARIES
                                 DBA E-DOCS.NET
                       FOOTNOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


1. BASIS OF PRESENTATION

ASSET PURCHASE AGREEMENT

Pursuant to an Asset Purchase Agreement dated January 7, 2000, Applied Voice Recognition, Inc. dba e-DOCS.net, (the "Company") sold the net assets and contracts of its medical transcription service operations based in New York, New Jersey, Houston, Texas and Manila the Philippines for approximately $8.5 million (the "Sale") to Lonestar Medical Transcription USA, Inc. ("Lonestar"), a Delaware corporation and a wholly-owned subsidiary of L&H Investment Co., N.V., a Belgium company ("LHIC"), and to LHIC, who was a preferred stockholder in the Company prior to the consummation of this transaction. The $8.5 million consideration is comprised of:

1. Cancellation of approximately $3.5 million of the Company's promissory notes held by LHIC plus accrued interest of approximately $115,000,

2. Cancellation of $5 million in book value of Series D Preferred stock of the Company held by LHIC plus accrued dividends of approximately $178,000 and

3. Cancellation of old warrants that allow for purchase of at least approximately 3,300,000 shares of the Company's common stock held by LHIC. The warrants will be replaced with new warrants for 800,000 shares of the Company's common stock at a lower exercise price.

Lonestar and LHIC will obtain non-exclusive rights to all of the intellectual property of the Company.

In addition to the above, LHIC purchased the accounts receivable of the medical transcription service operations LHIC acquired. The accounts receivable were purchased for cash. Eighty percent of the balance was paid up front with the balance payable in ninety days of the date of purchase.

LETTER AGREEMENT

In a Letter Agreement dated January 7, 2000 (the "Letter Agreement"), the Company agreed with the holders of the Company's Series A, Series C and Series E Preferred Stock to exchange their shares of preferred stock for shares of Series G Preferred Stock based on the primary terms set forth in the Letter Agreement. Those terms include the Series G Preferred Stock having a reduced conversion price with a mandatory conversion provision that requires the Series G shares to be converted into common stock of the Company, par value $.001 per share (the "Common Stock"), within seven days of their issuance. The effective result will be the resetting of the conversion price for the Series A, Series C and Series E Preferred Stock from $1.48, $1.00 and $1.00, respectively, to $.30, followed by the prompt conversion of the preferred stock into


      See Notes to Unaudited Consolidated Pro Forma Financial Statements.

Common Stock.

PRO FORMA FINANCIAL STATEMENTS

The accompanying un-audited Condensed Consolidated Pro Forma Balance Sheet as of November 30, 1999 presents the financial position of the Company as if the Sale had occurred on November 30, 1999. The accompanying un-audited Condensed Consolidated Pro Forma Statements of Operations for the eleven months ended November 30, 1999 present the results of operations of the Company as if the Sale had occurred at the beginning of 1999. The Company did not pro forma and present the 1998 financial position of the Company or the results of its operations as the majority of the assets sold were acquired by the Company in 1999. On the same note, all of the promissory notes, the majority of the Series D Preferred Stock and related warrants were consummated in 1999. The pro forma results have been prepared for illustrative purposes only and do not purport to be indicative of future results or what would have occurred had the sale actually been made at the beginning of 1999.

The accompanying un-audited pro forma financial statements should be read in conjunction with the consolidated financial statements and the notes there to included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Forms 10-Q for the periods ended September 30, 1999, June 30, 1999 and March 31, 1999.

2. PRO FORMA ADJUSTMENTS

(a)  This entry reflects the sale of the accounts receivable of the medical
     transcription service operations sold to LHIC.   The accounts receivable
     were sold for cash. Eighty percent of the balance was received up front with the balance remittable in ninety days of the date of purchase.

(b) The assets sold include property and equipment of the medical transcription service operations LHIC purchased. This entry reflects the elimination of these assets.

(c) Goodwill and customer list intangibles attributable to the medical transcription service operations, sold to LHIC, no longer have value to the company. This reflects the elimination of the net book value of these intangibles.

(d) The cancellation of the $3.5 million in promissory notes included the cancellation of related accrued interest. As with the promissory notes, the cancellation of approximately $5 million in Series D Preferred Stock resulted in the cancellation of related accrued stock dividends. These stock dividends were subject to federal withholding tax that was booked as a payable when the dividends were accrued. This entry reflects the elimination of the aggregate of the interest of approximately $96,000 and federal withholding tax payable of approximately $72,000.

(e) This entry reflects the cancellation of the $3.5 million in promissory notes held by LHIC.


      See Notes to Unaudited Consolidated Pro Forma Financial Statements.

(f) The cancellation of the Series D Preferred Stock resulted in the cancellation of related accrued stock dividends. In addition, the conversion of the Series A, C and E Preferred Stock resulted in the elimination of related accrued stock dividends added to the conversion basis of these shares. This entry reflects the aggregate of these stock dividends.

(g) In accordance with the Letter Agreement, the Company agreed with the holders of the Company's Series A, C and E Preferred Stock to convert their shares of preferred stock for Series G Preferred Stock. The Letter Agreement also requires that the holders of the Series G Preferred Stock convert their shares into common stock within seven days of issuance of the Series G Preferred Stock. These entries reflect the conversion of the Series A, C and E and subsequent conversion into common stock.

(h) This entry reflects the cancellation of approximately $5 million in Series D Preferred Stock held by LHIC. Of this amount $3.9 million was eliminated from Series D Preferred Stock. The balance was eliminated from additional paid in capital.

(i) The cancellation of warrants to purchase approximately 3,300,000 shares of common stock resulted in the approximately $1,157,000 in warrants.

(j) This entry records the effect of the net gain of approximately $5,977,000 on the sale of the medical transcription service operations sold to LHIC and the elimination of approximately $437,000 of charges related to warrants cancelled.

(k) The operations of the medical transcription service operations, sold to LHIC, have been eliminated from the condensed consolidated pro forma statements of operations for the eleven months ended November 30, 1999. No consideration has been given to the gain on the sale of the medical transcription service operations for the eleven months then ended as the gain is a non-recurring item directly attributable to the sale.

(l) This entry reflects the elimination of warrant charges of approximately $437,000 related to warrants cancelled and interest expense of approximately $115,000 eliminated upon the cancellation of the promissory notes and reversal of the operations of the medical transcription service operations sold to LHIC.

(m) This entry reflects the elimination of rental income of $10,555 attributable to one of the medical transcription service operations sold.

(n) The cancellation of the Series D Preferred Stock resulted in the cancellation of related stock dividends. In addition, the conversion of the Series A, C and E Preferred Stock resulted in the elimination of related stock dividends added to the conversion basis of these shares. The aggregate of stock dividends cancelled amounts to $306,962.

(o) This entry reflects the common stock that will be issued upon the conversion of the Series A, C and E Preferred Stock to Series G Preferred Stock and subsequent conversion to common stock.


      See Notes to Unaudited Consolidated Pro Forma Financial Statements.